ADDENDUM

TO

STOCK OPTION AGREEMENTS,

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT,

AND

TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, the terms and provisions governing each option, performance-based restricted stock unit, and time-based restricted stock unit (collectively, the “Award”) granted to ____________________ (“Participant”) under the Alexander & Baldwin, Inc. 2007 Incentive Compensation Plan. The applicable stock option agreements, performance-based restricted stock unit award agreement, and time-based restricted stock unit award agreement (collectively, the “Agreements”) for the Award are hereby amended as follows.

Appendix A (“Definitions”) of the Agreements is hereby amended by deleting the existing definition of “Good Reason” and replacing it with the following provisions:

Good Reason shall mean the occurrence of any of the following events effected without Participant’s consent: (A) a change in Participant’s position with the Corporation (or any Parent or Subsidiary employing Participant) which materially reduces Participant’s duties and responsibilities or the level of management to which Participant reports, (B) a relocation of Participant’s principal place of employment by more than fifty (50) miles, (C) a reduction in Participant’s level of compensation, as measured in terms of base salary, fringe benefits, target annual incentive payment, by more than ten percent (10%) or (D) the failure by the Corporation to continue in effect any stock option or other equity-based plan in which Participant is participating, or in which Participant is entitled to participate, immediately prior to a change in control of the Corporation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan; or the failure by the Corporation to continue Participant’s participation therein (or in such substitute or alternative plan) on a substantially equivalent basis, both in terms of the amount or timing of payment of benefits provided and the level of Participant’s participation relative to other participants, as existed immediately prior to the change in control of the Corporation.

However, in the event Participant is at the time of his or her cessation of Employee status a party to a Change in Control Benefit Agreement applicable to the Award evidenced by this Agreement, the term Good Reason shall have the meaning ascribed to that term in such Change in Control Benefit Agreement.

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Addendum to be executed by its duly authorized officer, effective as of October 25, 2007.

ALEXANDER & BALDWIN, INC.

By:
Title:

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